UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2019 (February 11, 2019)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01   OTHER EVENTS

February 11, 2019, Lima, Peru.

Southern Copper Corporation (“SCC” or the “Company”) announced today that as a result of unprecedented rainfall in the southern region of the country, the Peruvian Government declared a state of emergency in the localities of Tacna, Moquegua and Arequipa, Peru on February 8, 2019. The heavy rains caused several massive landslides engulfing structures in their path and causing serious damage to the areas. One of the landslides occurred near the Company´s Quebrada Honda tailings dam in Toquepala resulting in the disappearance of a Company employee. SCC is making every effort to locate the employee and provide relief and support to the family.

The Company has implemented its emergency response plan and as a precautionary measure, temporarily stopped production at the Cuajone and Toquepala operations until February 11, 2019.  SCC has followed procedures to ensure the integrity of the Quebrada Honda tailings dam and is confident that no tailing spills have occurred. The Peruvian Environmental Agency (Organismo de Evaluación y Fiscalización Ambiental-OEFA) is currently assessing the events arising from the forces of nature with the Company´s full cooperation. Additionally, SCC is supplying heavy machinery, drinking water and other supplies to regional governments and local municipalities in the most affected areas. The southern region of Peru has suffered the highest levels of rainfall in last two decades.

INDEX TO EXHIBITS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

	By:	/s/ Andres Carlos Ferrero
	Name:	Andres Carlos Ferrero
	Title:	General Counsel

Date: February 12, 2019